Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Nos. 333-165249, 333-160105, 333-159474, 333-156500, 333-144438 on Forms S-8 of our report dated June 30, 2009, except for Note 22 as to which the date is May 7, 2010, relating to the consolidated financial statements of Spreadtrum Communications, Inc., its subsidiaries, and its variable interest entity (collectively the “Company”) as of December 31, 2008 and for each of the two years in the period then ended (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of FASB Accounting Standards Codification 740-10-25, “Income Taxes – Overall – Recognition” (previously FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109”), effective January 1, 2007), appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2009.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China

May 7, 2010